FOR IMMEDIATE RELEASE	Contact: Carrie O'Connor
November 25, 2014	Director of Corporate Communications
317.465.0469
coconnor@fhlbi.com

FHLBI Announces Repurchase of Excess Stock

The Federal Home Loan Bank of Indianapolis (“Bank”) announced today that it will repurchase up to $200,000,000 in par value of excess stock (provided that no fractional shares will be repurchased) from shareholders that are members or former members (or their successors-in-interest). This repurchase is being undertaken for general capital management purposes. Letters of repurchase were mailed to affected shareholders on November 25, 2014, and the repurchase will occur on or about December 15, 2014, provided that the repurchase meets all of the terms and conditions of the Bank's Capital Plan as of the date of the repurchase.

Safe Harbor Statement

This document may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 concerning plans, objectives, goals, strategies, future events or performance. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” or the negative of those terms or comparable terminology. Any forward-looking statement contained in this document reflects our current beliefs and expectations. Actual results or performance may differ materially from what is expressed in any forward-looking statements.
Any forward-looking statement contained in this document speaks only as of the date on which it was made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Readers are referred to the documents filed by us with the U.S. Securities and Exchange Commission, specifically reports on Form 10-K and Form 10-Q which include factors that could cause actual results to differ from forward-looking statements. These reports are available at www.sec.gov.
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Building Partnerships. Serving Communities.
The Federal Home Loan Bank of Indianapolis (FHLBI) is one of 12 regional banks that make up the Federal Home Loan Bank System. FHLBanks are government-sponsored enterprises created by Congress to ensure access to low-cost funding for their member financial institutions. FHLBanks are privately capitalized and funded, and receive no Congressional appropriations. The FHLBI is owned by its Indiana and Michigan financial institution members, which include commercial banks, credit unions, insurance companies, savings banks and CDFIs. For more information about the FHLBI, visit www.fhlbi.com.